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                                                                    Exhibit 99.1
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     Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third's objectives, financial condition and results of operations for the third quarter and the remainder of 2001.

                                 *  *  *  *  *

                        Management Discussion of Trends
                        -------------------------------


Service Income
--------------
In general, management expects growth trends in service income to continue at very strong levels. Specifically, by major category:

Data Processing
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Fifth Third believes that recent year-over-year growth rates in excess of 25 percent are sustainable in the third quarter and for the remainder of 2001 based on continued momentum in attracting new significant customer relationships and subsequent transaction volumes. Potential continued economic softening and reductions in consumer spending are not expected to alter recent historical growth rates in the near term, given a strong pipeline of new relationships and increased revenues from new products.

Investment Advisory
-------------------
Management expects year-over-year growth rates in this business to be in the range of 10 percent throughout the remainder of the year. Trends may be affected to some degree by financial market performance, but sales results in non-market sensitive businesses continue to exhibit solid growth as Fifth Third increases its sales force in affiliate markets.

Other Services
--------------
 . Retail and Commercial revenues from checking and cash management services should continue at recent growth rates as deposit account sales campaigns generate net new accounts in new and existing markets.

 . Commercial treasury management services are expected to continue at recent accelerated growth rates fueled by Fifth Third's emphasis on deposit accounts as the core commercial relationship product, and the introduction of new comprehensive cash management products.

 . Mortgage banking revenues over the remainder of the year are expected to remain at levels substantially below prior periods because of continued efforts to rationalize the national out-of-market mortgage banking operations acquired in the Old Kent merger. Management remains committed to offering residential mortgage loans as part of Fifth Third's full financial services product set to customers within its core geographic footprint.

Expenses
--------
 .  Consistent with prior guidance, operating expenses in the third quarter are not expected to exhibit improvement sequentially. With the remaining conversions scheduled for late September, Fifth Third expects a significant improvement in the level of operating expenses,
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   and corresponding ratios, to begin to be realized in the fourth quarter.
   Management is currently forecasting a return to a more normalized Fifth Third level of operating expenses, relative to revenues, by the first quarter of 2002.

 . As previously disclosed, the third quarter will include additional merger-related charges incurred for the Old Kent acquisition. The pretax merger charge in the third quarter is expected to be in the range of $110 to $130 million, bringing the total merger charge incurred to date to approximately $365 to $385 million, slightly higher than the amount initially estimated in November 2000. The majority of the increase above initial estimates is due to higher than anticipated costs realized in the divestitures of non-core businesses acquired in the Old Kent merger.

Balance Sheet Trends and Net Interest Income
--------------------------------------------
Management expects high single-digit percentage growth in net interest income in the third quarter fueled by a modest increase in both the net interest margin and the level of average earning assets. Other balance sheet trends:

 .  Lower overall funding costs due to lower interest rates of all categories.

 . Positive trends in the mix of deposits is expected to continue in the near term, highlighted by sequential and year-over-year core deposit growth rates in excess of those experienced prior to the acquisition of Old Kent.

 . Fifth Third's deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

 . Average total loans and leases are expected to experience mid-single digit year-over-year growth in the third quarter of 2001 driven primarily by year-over-year increases in the level of Banking Center loan originations.

 . Fifth Third plans to continue its efforts to strengthen the balance sheet and improve liquidity through the sale and securitization of certain interest-sensitive assets. Late in September, Fifth Third expects to sell, with servicing retained, $750 million in auto leases into an asset-backed commercial paper conduit. Additionally, Fifth Third plans to securitize approximately $300 million in residential mortgage loans. Average loan and lease balances should not be materially affected given the anticipated transaction dates and no significant net gain or loss is expected from either transaction.


Credit Quality
--------------
As signals continue to point to a slowing economy, we are realistic about the impact a prolonged economic downturn could have on credit quality throughout the industry and at Fifth Third. Fifth Third's long history of low exposure limits, avoidance of national or sub-prime lending businesses, centralized risk management, and diversified portfolio position us well to effectively weather a downturn and reduce the likelihood of significant unexpected losses.

 . Management expects to continue to utilize the flexibility provided by very strong revenue growth trends to proactively address credit issues and strengthen reserves, as appropriate.
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 .  Sequentially, net charge-offs are expected for the reminder of the year to be in the range of 45-50 bp as a percentage of average loans and leases, up from the 39 bp level seen last quarter but relatively consistent with the 46 bp level in the first quarter.

 . The amount of underperforming assets (nonaccrual loans and leases plus greater than 90 days past due and OREO) may increase in the third quarter by approximately $40-50 million from last quarter's $316 million and first quarter's $332 million. Residential mortgage related inflows into underperforming status are expected to represent 60-70 percent of all consumer related inflows. Given Fifth Third's favorable historical experience, losses from residential mortgage related inflows are expected to be minimal.


Conversions and Divestitures
----------------------------

 . The Eastern and Northern Michigan conversions of the Old Kent acquisition were successfully completed in early August. Fifth Third has scheduled the final remaining conversion, Western Michigan, in late September. Since the beginning of the year, the introduction of new products and focused selling efforts have surpassed early expectations and resulted in positive net new accounts in the three converted markets in Michigan and Illinois.

 . During the third quarter and the remainder of the year, Fifth Third expects financial results to be affected by the:

   - Completion of the planned divestiture of the former Old Kent out-of-market operations in the third quarter. Thus far, completed divestitures include:
      (1) small ticket leasing (2) sub-prime lending operations, including assets, the entire servicing portfolio, and all origination capacity; (3) the west coast mortgage operations representing approximately 47 offices and 300 originators; (4) the first phase of the east coast mortgage divestiture, with the second and final phase to follow in mid September, representing 35 offices and 249 originators combined. Year-to-date residential mortgage originations in the divested businesses totaled $8.5 billion in the seven months ending July 30th, or 64 % of the Bancorp total in the same period.

   - Sale of branches in Arizona and the six branches required by the Justice Department as a condition for approval of the Old Kent merger in the third quarter. It is anticipated that the expected gain of approximately $45 million associated with the sale of the 11 Arizona branch locations will be utilized to proactively address credit issues and strengthen reserves. Balance sheet comparisons in the third quarter will be affected by the combined loss of approximately $650 million in deposits and $450 million in loans.

   - Management has and will continue to undertake initiatives and evaluate alternatives to manage volatility related to the entire mortgage servicing portfolio. Year-to-date efforts include a complete third party review of on and off balance sheet hedging activity and significant conforming policy adjustments to the amortization and impairment reserve levels of acquired other mortgage servicing rights. Net valuation adjustments are also affected by gains on the sale of related hedge instruments.
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Other
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 .  Fifth Third is currently in the process of finalizing the fiscal 2002 impact of implementation of the new Financial Accounting Standards Board pronouncement concerning goodwill and other intangible assets (SFAS 142). Fifth Third currently has approximately $570 million of unamortized goodwill that generates approximately $13 million in quarterly pretax amortization expense. Pending final implementation guidance, other related interpretations, and the determination of any newly identified intangible assets, Fifth Third expects the quarterly diluted earnings per share impact to be minimal and in the range of approximately $.01 to $.02 per share.

 .  Fifth Third will report third quarter earnings on October 16, 2001 prior to
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   the market opening and will again host a conference call to be held the
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   morning of the release.

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This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.